                                                                    EXHIBIT 21.0

                          SUBSIDIARIES OF THE COMPANY

  In the following list of subsidiaries of the Company, those companies which are indented represent subsidiaries of the corporation under which they are indented. Except for directors' qualifying shares, 100% of the voting stock of each of the subsidiaries listed below, other than AJG Capital, Inc., is owned of record or beneficially by its indicated parent(1).

                                                                  STATE OR OTHER
                                                                   JURISDICTION
                                                                        OF
                              NAME                                INCORPORATION
                              ----                                --------------
Arthur J. Gallagher & Co. (Registrant)........................... Delaware
  Arthur J. Gallagher & Co. (Illinois)........................... Illinois
    Great Lakes Agency Incorporated.............................. Illinois
    Arthur J. Gallagher & Co. of Oklahoma, Inc................... Oklahoma
  Arthur J. Gallagher & Co.--Chicago Metro....................... Illinois
  Arthur J. Gallagher & Co. (St. Louis).......................... Delaware
  Holt Texas, Inc................................................ Texas
    Arthur J. Gallagher Inc...................................... Texas
  Gallagher Braniff, Inc......................................... Texas
  Arthur J. Gallagher & Co. (Florida)............................ Florida
  Arthur J. Gallagher & Co. of New York, Inc..................... New York
  Arthur J. Gallagher & Co. Ohio Agency, Inc..................... Ohio
  International Special Risk Services, Inc....................... Illinois
  Arthur J. Gallagher & Co.--Greenville.......................... South Carolina
  Arthur J. Gallagher and Co. of Massachusetts, Inc.............. Massachusetts
    Gallagher Insurance Advisors, Inc............................ Massachusetts
    Morrill & Everett, Inc....................................... New Hampshire
    K.C.L. of Vermont, Inc....................................... Vermont
  Arthur J. Gallagher & Co. of Rhode Island, Inc................. Rhode Island
  Arthur J. Gallagher International, Inc......................... Delaware
  Arthur J. Gallagher & Co. (Bermuda) Limited.................... Bermuda
    Arthur J. Gallagher Intermediaries (Bermuda) Limited......... Bermuda
    Arthur J. Gallagher Management (Bermuda) Limited............. Bermuda
  Arthur J. Gallagher & Co.--Little Rock......................... Arkansas
  Arthur J. Gallagher & Co. of Georgia, Inc...................... Georgia
  Gallagher Plumer Holdings Limited.............................. England
  Arthur J. Gallagher Investments, Inc........................... Delaware
    Arthur J. Gallagher (UK) Limited............................. England
      John Plumer & Company Limited.............................. England
      John Plumer & Partners Limited............................. England
        John Plumer & Partners Marine Limited.................... England
      Gallagher Plumer North America Limited..................... England
      Gallagher Plumer Non-Marine Reinsurance Brokers Limited.... England
      Gallagher Plumer Aviation Limited.......................... England
      Gallagher Plumer Marine Reinsurance Brokers Limited........ England
      Gallagher Plumer Non-Marine Limited........................ England
      Gallagher Plumer & Partners Limited........................ England
  Arthur J. Gallagher Financial Services, Inc.................... Delaware
  Gallagher Bassett Services, Inc................................ Delaware
    Gallagher Bassett of New York, Inc........................... New York
    Gallagher Bassett International Ltd.......................... Delaware
    Gallagher Bassett International Ltd. (UK).................... England

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
                                                                 STATE OR OTHER
                                                                  JURISDICTION
                                                                       OF
                              NAME                               INCORPORATION
                              ----                               --------------
  Gallagher Bassett International S.A........................... France
  Arthur J. Gallagher & Co. Insurance Brokers of California,
   Inc.......................................................... California
    Charity First Insurance Services, Inc....................... California
  Arthur J. Gallagher & Co. of Connecticut, Inc................. Connecticut
  Arthur J. Gallagher Intermediaries, Inc....................... New York
  LHC of Illinois, Inc.......................................... Illinois
  Arthur J. Gallagher & Co. of Michigan, Inc.................... Michigan
  Arthur J. Gallagher & Co.--Denver............................. Colorado
  Arthur J. Gallagher & Co. of Washington, Inc.................. Washington
  AJG Capital, Inc.(2).......................................... Illinois
  Gallagher Louisiana, Inc...................................... Louisiana
    Arthur J. Gallagher of Louisiana, Inc....................... Louisiana
  Broussard, Bush & Hurst of Mississippi, Inc................... Mississippi
  Broussard, Bush & Hurst of Texas, Inc......................... Texas
  The ABOW Companies, Inc....................................... Michigan
  Arthur J. Gallagher & Co. of Wisconsin, Inc................... Wisconsin
  Gallagher Woodsmall, Inc...................................... Missouri
    Woodsmall Benefit Services, Inc............................. Delaware
  Gallagher Benefit Services of New York, Inc................... New York
  Arthur J. Gallagher & Co. of New Jersey, Inc.................. New Jersey
  Arthur J. Gallagher & Co. Ohio Life Agency, Inc............... Ohio
  Gallagher Pipino, Inc......................................... Ohio
  Gallagher Sullivan, Inc....................................... South Carolina
  Arthur J. Gallagher & Co. of Pennsylvania, Inc................ Pennsylvania
  Gallagher Benefit Services of Texas, Inc...................... Texas

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(1) The Company conducts some of its operations under the following names:
    Gallagher Benefit Services, Gallagher Bassett Benefit Administrators, Gallagher Bassett Information Services, Pacific Atlantic Administrators, The Boston Insurance Center, Gallagher Heffernan, Gallagher Newman, Broussard, Bush & Hurst, Henley, Williams & Associates, Steel Agency and Gallagher Emperion.
(2) 10% of the Common Stock of AJG Capital, Inc. is owned by an unrelated party.